UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 23, 2024

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, West Pharmaceutical Services, Inc. (“West”) announced an update to the role of Bernard Birkett, Chief Financial and Operations Officer. Since May 2022, Mr. Birkett served as both our Principal Financial and Principal Operating Officer. Mr. Birkett‘s leadership while in this combined role has greatly enhanced the operations capabilities of both our Proprietary Products and Contract Manufacturing Business Segments. This now allows us to transfer much of our operational leadership and decision-making to each of our Business Segments to further improve our efficiency. Effective May 1, 2024, Mr. Birkett’s title will be solely Chief Financial Officer (“CFO”), where he will retain financial oversight for both Business Segments, operational oversight of our strategic sourcing function and be involved in key operational issues together with other members of our executive team. However, we will no longer have a single principal operating officer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2024 Annual Meeting of Shareholders was held virtually on April 23, 2024.

Our shareholders voted on five proposals at the Annual Meeting. After the Proxy publication date, the U.S. Securities and Exchange Commission ("SEC") issued a No-Action Letter in our favor regarding the shareholder proposal included in the Proxy as Proposal 6. Therefore, that proposal was not presented at the 2024 Annual Shareholder Meeting, because it was duplicative of management Proposals 3 and 4. The proposals are described in detail in our proxy statement dated March 13, 2024. As of February 28, 2024, the record date, there were 73,205,367 shares of our common stock outstanding. Shareholders representing 67,175,691 or 91.76%, of the common shares outstanding were present virtually or were represented by proxy at the Annual Meeting. The final results for the votes on each proposal are set forth below.

Proposal 1: Our shareholders elected the following directors to serve on our Board until the 2025 Annual Meeting of Shareholders by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
Mark A. Buthman	64,065,422	781,915	124,206	2,204,148
William F. Feehery	62,874,525	1,981,149	115,869	2,204,148
Robert F. Friel	61,754,357	3,100,948	116,238	2,204,148
Eric M. Green	59,690,649	2,700,641	2,580,253	2,204,148
Thomas W. Hofmann	60,144,470	4,674,914	152,159	2,204,148
Molly E. Joseph	64,459,745	457,584	54,214	2,204,148
Deborah L. V. Keller	53,932,234	8,407,056	2,632,253	2,204,148
Myla P. Lai-Goldman	64,413,765	520,163	37,615	2,204,148
Stephen H. Lockhart	64,631,871	215,445	124,227	2,204,148
Douglas A. Michels	60,971,817	3,883,389	116,337	2,204,148
Paolo Pucci	59,965,005	4,889,598	116,940	2,204,148

Proposal 2: Our shareholders approved, on an advisory basis, our named executive officer compensation by the following vote:

For	Against	Abstain	Broker Non-Votes
61,974,315	2,926,263	70,965	2,204,148

Proposal 3: Our shareholders approved to amend and restate our articles of incorporation to eliminate the supermajority transaction requirement by the following vote:

For	Against	Abstain	Broker Non-Votes
64,521,017	434,653	15,873	2,204,148

Proposal 4: Our shareholders approved to amend and restate our articles of incorporation to eliminate the supermajority amendment requirement by the following vote:

For	Against	Abstain	Broker Non-Votes
64,516,512	423,867	31,164	2,204,148

Proposal 5: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year by the following vote:

For	Against	Abstain
61,537,511	5,501,551	136,629

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	104	The cover page from the Company’s Current Report on Form 8-K, dated April 23, 2024, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Chad R. Winters
Chad R. Winters
Vice President, Chief Accounting Officer

April 26, 2024

EXHIBIT INDEX

Exhibit No.	Description
104	The cover page from the Company’s Current Report on Form 8-K, dated April 23, 2024, formatted in Inline XBRL.